EXHIBIT (j)


                          Independent Auditors' Consent


The Board of Directors
IAI Investment Funds II, Inc.
IAI Investment Funds IV, Inc.
IAI Investment Funds VII, Inc.
IAI Investment Funds VIII, Inc.


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the heading "FINANCIAL HIGHLIGHTS" in Part A and "AUDITORS" in Part B of the Registration Statement.


                                               KPMG LLP


Minneapolis, Minnesota
July 28, 2000